UPLAND SOFTWARE, INC.
2024 OMNIBUS INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Upland Software, Inc. 2024 Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Unit Agreement (the “Award Agreement”), which includes the Notice of Performance Unit Grant (the “Notice of Grant”) and the Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A.

NOTICE OF PERFORMANCE UNIT GRANT
Grantee Name: [●]
Address: [Address Line 1]
[Address Line 2]
Grantee has been granted an Award of Restricted Stock Units (“Performance Units”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:
Date of Grant:
Performance Period:
Number of Performance Units
at Target Performance:

Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or as otherwise set forth below, the Performance Units earned based upon the achievement of [ ] goals set forth below during the [●]-month performance period beginning on [Performance Period Begin Date] and ending on [Performance Period End Date] (the “Performance Period”) in accordance with the following schedule, will vest on the Vesting Dates (as defined below):

a.[Insert Vesting Schedule]

Except as otherwise provided in the Plan [or Grantee’s Employment Agreement], to receive the vesting of the Performance Units described above, Grantee must remain in Continuous Service through the applicable Vesting Date. [Except as otherwise provided in Grantee’s Employment Agreement, i][I]f Grantee’s Continuous Service terminates for any or no reason before Grantee vests in the Performance Units, the Performance Units and Grantee’s right to acquire any Shares hereunder will immediately terminate. Any Performance Units which have not vested following the completion of the Performance Period shall immediately expire and be forfeited.

By Grantee’s signature (or Grantee’s electronic acceptance) and the signature of the representative of Upland Software, Inc. (the “Company”) below, Grantee and the Company agree that, this Award of Performance Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated below.

GRANTEE: UPLAND SOFTWARE, INC.

Signature By [●]
[Grantee Name]
Title

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT
1.Grant. The Company hereby grants to the individual named in the Notice of Grant (the “Grantee”) under the Plan an Award of Performance Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.Company’s Obligation to Pay. Each Performance Unit represents the right to receive a Share on the Vesting Date. Unless and until the Performance Units will have vested in the manner set forth in Sections 3 or 4, Grantee will have no right to payment of any such Performance Units. Prior to actual payment of any vested Performance Units, such Performance Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Performance Units that vest in accordance with Sections 3 or 4 will be paid to Grantee (or in the event of Grantee’s death, to his or her estate) in whole Shares, subject to Grantee satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Performance Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period 60 days following the Vesting Date. In no event will Grantee be permitted, directly or indirectly, to specify the taxable year of the payment of any Performance Units payable under this Award Agreement.
3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Performance Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless otherwise set forth in the Notice of Grant, Performance Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement unless Grantee remains in Continuous Service from the Date of Grant until the date such vesting occurs.
4.Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance Units at any time, subject to the terms of the Plan. If so accelerated, such Performance Units will be considered as having vested as of the date specified by the Committee. The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Units is accelerated in connection with the termination of Grantee’s Continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Grantee is a “specified employee” within the meaning of Section 409A at the time of such termination of Grantee’s Continuous Service and (y) the payment of such accelerated Performance Units will result in the imposition of additional tax under Section 409A if paid to Grantee on or within the 6-month period following Grantee’s termination of Continuous Service, then the payment of such accelerated Performance Units will not be made until the date 6 months and 1 day following the date of termination of Grantee’s Continuous Service, unless the Grantee dies following termination of Grantee’s Continuous Service, in which case, the Performance Units will be paid in Shares to the Grantee’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Performance Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A- 2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Award Agreement, unless otherwise set forth in the Notice of Grant, the balance of the Performance Units that have not vested as of the time of termination of Grantee’s Continuous Service for any or no reason and Grantee’s right to acquire any Shares hereunder will immediately terminate.
6.Death of Grantee. Any distribution or delivery to be made to Grantee under this Award Agreement will, if Grantee is then deceased, be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the administrator or executor of Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Grantee with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. Prior to vesting and/or settlement of the Performance Units, Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Grantee’s employer (the “Employer”) to satisfy all withholding and payment obligations of the Company and/or the Employer. In this regard, Grantee authorizes the Company and/or the Employer to withhold all applicable tax withholding obligations legally payable by Grantee from his or her wages or other cash compensation paid to Grantee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under applicable local law, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to require that any tax withholding obligations be satisfied by Shares being sold on Grantee’s behalf pursuant to such procedures as the Company may specify from time to time (it being understood that the Shares to be sold must have vested pursuant to the terms of this Award Agreement and the Plan) and, until determined otherwise by the Company, this will be the method by which such tax withholding obligations are satisfied. The proceeds from such sale will be used to satisfy Grantee’s tax withholding obligation (and any associated broker or other fees) arising with respect to Grantee’s Performance Units. Only whole Shares will be sold to satisfy any tax withholding obligations. Any proceeds from the sale of Shares in excess of the tax withholding obligations (and any associated broker or other fees) will be paid to Grantee in accordance with procedures the Company may specify from time to time. If Grantee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Performance Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or tax withholding obligations related to the Performance Units otherwise are due, Grantee will permanently forfeit such Performance Units and any right to receive Shares thereunder and the Performance Units will be returned to the Company at no cost to the Company.
8.Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee. After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.No Guarantee of Continuous Service. GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY ACHIEVEMENT OF APPLICABLE PERFORMANCE GOALS AND GRANTEE’S CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE RELATED ENTITY EMPLOYING OR RETAINING GRANTEE) AND NOT THROUGH THE ACT OF BEING

HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE UNITS OR ACQUIRING SHARES HEREUNDER. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE RELATED ENTITY EMPLOYING OR RETAINING GRANTEE) TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.
10.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Upland Software, Inc., 401 Congress Avenue, Suite 1850, Austin, TX 78701, or at such other address as the Company may hereafter designate in writing.
11.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
14.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
15.Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Performance Units awarded under the Plan or future Performance Units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Data. Grantee consents to the collection, use and transfer of personal data as described in this Section 17. Grantee understands and acknowledges that the Company, the Employer and the Company’s other Subsidiaries and affiliates hold certain personal information regarding Grantee for the purpose of managing and administering the Plan, including (without limitation) Grantee’s name, home address, telephone number, date of birth, social insurance or other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (the “Data”). Grantee further understands and acknowledges that the Company, its Subsidiaries and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan and that the Company, its Subsidiaries and/or its affiliates may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. Grantee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where Grantee resides or works. Grantee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering Grantee’s participation in the Plan, including a transfer to any broker or other third party with whom Grantee elects to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Grantee’s behalf. Grantee may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this Section 17 by contacting the Security & Compliance department of the Company in writing.
18.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
19.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
20.Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Units.
21.Amendment, Suspension or Termination of the Plan. By accepting this Award, Grantee expressly warrants that he or she has received an Award of Performance Units under the Plan, and has received, read and understood a description of the Plan. Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.Governing Law. This Agreement will be governed by the laws of Texas, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Performance Unit or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in the courts of Travis County, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Performance Unit is made and/or to be performed.